Exhibit 23.1

Three Gateway Center	Accountants and Consultants
Pittsburgh, PA 15222-1015
(412) 391-0724
Chartwell International, Inc.
Morristown, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-134576) of Chartwell International, Inc. of our report dated August 22, 2008, relating to the consolidated financial statements and schedules, which are incorporated in this Annual Report on Form 10-KSB for the year ended June 30, 2008.
/s/ Urish Popeck & Co., LLC
Urish Popeck & Co., LLC
Pittsburgh, PA
September 17, 2008